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Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 2001, except for Note 15, as to which the date is March 15, 2001, included in TeleTech Holdings, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Denver, Colorado
September 17, 2001